EX-32 SECTION 906 CERTIFICATIONS

                                                                      Exhibit 32

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Nova Oil, Inc., a Nevada corporation (the "Company"), on Form 10-Q for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission (the "Report"), Paul E. Fredericks, President and Principal Executive Officer of the Company and Arthur P. Dammarell, Jr., Treasurer and Principal Financial Officer of the Company, respectively, do each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 8, 2005         /s/PAUL E. FREDERICKS
                             ---------------------
                             Paul E. Fredericks
                             President, Director and Principal Executive Officer

Date: August 8, 2005         /s/ARTHUR P. DAMMARELL, JR.
                             ---------------------------
                             Arthur P. Dammarell, Jr.
                             Treasurer, Director and Principal Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Nova Oil, Inc. and will be retained by Nova Oil, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]
























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